SGI Reports Financial Results for the Second Quarter of Fiscal 2015

MILPITAS, CA -- (Marketwired - January 28, 2015) - SGI (NASDAQ: SGI), a global leader in high performance solutions for compute, data analytics, and data management, today reported financial results for its fiscal second quarter 2015 ended December 26, 2014.

Total revenue for the fiscal second quarter was $138 million, an increase of 24% from $112 million in the previous quarter and an increase of 19% from $116 million in the second fiscal quarter of 2014.

GAAP net loss for the fiscal second quarter was $10 million, or $(0.30) per share, compared with a GAAP net loss of $10 million, or $(0.30) per share, in the prior quarter, and a GAAP net loss of $14 million, or $(0.40) per share, in the second quarter of fiscal 2014. Non-GAAP net income for the quarter was $0.1 million, or breakeven per diluted share, compared with a non-GAAP net loss of $5 million, or $(0.14) per share, in the prior quarter and a non-GAAP net loss of $7 million, or $(0.20) per share, in the year-ago period.

  Core revenue, which excludes $1 million of revenue related to legacy cloud infrastructure business, was $137 million, an increase of 24% from $111 million in the prior quarter and 29% from $107 million in the same quarter a year ago.
  Revenue from the company's U.S. Federal business was $72 million, an increase of 19% from $61 million in the prior quarter and 63% from $44 million in the same quarter a year ago.
  Core revenue in the company's International and Commercial sectors was $65 million, an increase of 31% from $50 million in the prior quarter and 4% from $62 million in the same quarter a year ago.

"In the second quarter we made progress on our strategic priorities, including large project awards with existing and new customers. Our enterprise growth strategy began to deliver results as we further penetrated various technical computing markets and recognized our first revenue for our UV 300H product. This resulted in the highest bookings quarter we have seen in nearly three years, driven in part by the strength and diversification of our Federal business," said Jorge Titinger, President and CEO of SGI.

In a separate press release, the company today also announced the closing of a $70 million secured term loan facility. "This successful financing enables us to fund working capital for our bookings growth, especially the large Federal program award wins, which have longer award to acceptance cycle times," said Robert Nikl, EVP and Chief Financial Officer.

Recent Highlights

  As part of the Department of Defense's ongoing initiative to improve high performance computing (HPC) resources, SGI was awarded two contracts this quarter totaling approximately $60 million for SGI® ICE™ X supercomputers with SGI® InfiniteStorage™. The first contract is with the US Engineer Research and Development Center, and the second is with the Air Force Research Laboratory.

  SGI recognized revenue for two NASA contracts this quarter, enabling greater diversification into Federal agencies. The first was with the NASA Ames Research Center which is upgrading its flagship supercomputer, Pleiades. The second was with the NASA Center for Climate Simulation (NCCS), located at NASA's Goddard Space Flight Center, which is enhancing its research and analysis capabilities in climate prediction.

  The IT-4 National Supercomputing Center in the Czech Republic selected the SGI® ICE™ XA solution to further its research. At two petaflops, the new supercomputer is expected to rank as one of the 50 largest supercomputers in the world.

Fiscal Third Quarter and Fiscal Year Outlook

The company is providing the following financial outlook:

  The company expects total revenue for its fiscal third quarter ending March 27, 2015 to be in the range of $120 million to $130 million.

  GAAP net loss for the fiscal third quarter is expected to be in the range of $5 to $9 million, or $(0.15) to $(0.25) per share. After excluding approximately $5 million of adjustments for stock-based compensation expense, restructuring and severance costs, intangibles amortization and other items, non-GAAP net loss for the quarter is expected to be in the range of breakeven to $4 million, or $0.00 to $(0.10) per share.

  The company expects total revenue for the second half of fiscal 2015 to be in the range of $290 to $310 million, which represents growth of 16% to 24% over the first half of fiscal 2015, and growth of 9% to 16% over the comparable period last year.

  The company expects total revenue for its fiscal year ending June 26, 2015 to be in the range of $540 million to $560 million, reflecting annual core revenue growth of approximately 8% to 12%.

Webcast and Conference Call Information

Management will host a conference call and a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at investors.sgi.com beginning at 1:30 p.m. PT (4:30 p.m. ET). A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call.

The public can also listen to the 1:30 p.m. PT (4:30 p.m. ET) earnings conference call by dialing (888) 463-5422 (toll-free) or (970) 315-0484 (international). An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859-2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 61304846.

About SGI
SGI is a global leader in high performance solutions for compute, data analytics and data management that enable customers to accelerate time to discovery, innovation and profitability. Visit sgi.com for more information.

Connect with SGI on Twitter (@sgi_corp), YouTube (youtube.com/sgicorp), Facebook (facebook.com/sgiglobal) and LinkedIn (linkedin.com/company/sgi).

Forward Looking Statements

The statements made in this press release regarding projected financial results, including SGI's anticipated growth and profitability, guidance for the full year and third quarter of fiscal 2015, and certain statements made in the earnings conference call, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Actual results could differ materially from those described by these statements due to a number of factors, including, but not limited to the following: substantial sales to U.S. government entities, which are subject to the government's budgetary constraints; customer concentration risks; fluctuations in the buying patterns and sizes of customer orders from one quarter to the next; increased competition causing SGI to sell products or services at lower margins than expected; lengthy acceptance cycles of SGI's products by certain customers; development or product delivery delays, and delays in obtaining necessary components from suppliers; the addition of new customers or loss of existing customers; unexpected changes in the price for, and the availability of, components from SGI's suppliers; SGI's ability to enhance its products with new and better designs and functionality; actions taken by competitors, such as new product announcements or introductions or changes in pricing; market acceptance of newer products; and risks related to SGI's credit facility. Some of these risks and uncertainties are described in more detail in SGI's 10-Q, 10-K and other filings with the Securities and Exchange Commission ("SEC") and are available at the SEC's web site at http://www.sec.gov. Forward-looking statements are made based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

Use of Non-GAAP Financial Measures

This press release and the related earnings conference call include financial measures that are not determined in accordance with U.S. generally accepted accounting principles ("GAAP"), including non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. In addition, these non-GAAP measures may be different from non-GAAP measures used by other companies. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in evaluating the company's operating performance and analyzing our business operations. Management may exclude the following items from one or more of non-GAAP measures: (1) share-based compensation; (2) amortization and impairment of intangible assets; (3) restructuring and severance charges; (4) excess and obsolete inventory write-off; (5) gains or losses on investments; and (6) other non-recurring costs. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between SGI's GAAP and non-GAAP financial results is provided in this press release. The adjustments made should not be construed as an inference that all such adjustments or costs are unusual, infrequent or non-recurring. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in this release and SGI's SEC filings.

For a full reconciliation of historical non-GAAP measures referenced in this press release or today's presentation to the comparable measures under GAAP, please refer to the company's press releases on its website at www.sgi.com.

© 2015 Silicon Graphics International Corp. All rights reserved. SGI and the SGI logo are trademarks or registered trademarks of Silicon Graphics International Corp. or its subsidiaries in the United States and/or other countries. All other trademarks are property of their respective holders.

                  Silicon Graphics International Corp.
        UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share amounts)

                      Three Months Ended           Six Months Ended
                  --------------------------  --------------------------
                  December 26,  December 27,  December 26,  December 27,
                      2014          2013          2014          2013
                  ------------  ------------  ------------  ------------

Revenue           $    138,150  $    116,060  $    249,851  $    263,579
Cost of revenue        101,341        82,577       180,670       191,848
                  ------------  ------------  ------------  ------------

Gross profit            36,809        33,483        69,181        71,731
                  ------------  ------------  ------------  ------------

Operating
 expenses:
  Research and
   development          14,779        14,902        27,979        29,736
  Sales and
   marketing            16,780        18,815        32,641        36,411
  General and
   administrative       15,254        14,547        28,559        27,029
  Restructuring              -           111           116           637
                  ------------  ------------  ------------  ------------
   Total
    operating
    expenses            46,813        48,375        89,295        93,813
                  ------------  ------------  ------------  ------------

Loss from
 operations            (10,004)      (14,892)      (20,114)      (22,082)
                  ------------  ------------  ------------  ------------

  Interest
   expense, net            (58)          (46)         (100)          (53)
  Other income
   (expense), net         (247)        1,685          (104)        1,988
                  ------------  ------------  ------------  ------------
   Total other
    income
    (expense),
    net                   (305)        1,639          (204)        1,935
                  ------------  ------------  ------------  ------------
Loss before
 income taxes          (10,309)      (13,253)      (20,318)      (20,147)
Income tax
 provision                 129           431           453           360

                  ------------  ------------  ------------  ------------
Net loss          $    (10,438) $    (13,684) $    (20,771) $    (20,507)
                  ============  ============  ============  ============

Basic and diluted
 net loss per
 share            $      (0.30) $      (0.40) $      (0.60) $      (0.60)
                  ============  ============  ============  ============

Shares used in
 computing basic
 and diluted net
 loss per share         34,375        34,176        34,399        34,136
                  ============  ============  ============  ============

Share-based
 compensation by
 category is as
 follows:

 Cost of revenue  $        566  $        459  $      1,032  $        901
 Research and
  development              659           706         1,218         1,213
 Sales and
  marketing                764           748         1,565         1,327
 General and
  administrative         2,182         1,604         3,855         3,052
                  ------------  ------------  ------------  ------------
 Total            $      4,171  $      3,517  $      7,670  $      6,493
                  ============  ============  ============  ============

                    Silicon Graphics International Corp.
               UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                   December 26,   June 27,
                                                       2014         2014
                                                   ------------ ------------
                      ASSETS
Current assets:
  Cash and cash equivalents                        $     79,294 $    109,297
  Current portion of restricted cash                      2,256        2,273
  Accounts receivable, net                               64,750       72,076
  Inventories                                            76,590       47,354
  Current portion of deferred cost of revenue             9,938       12,180
  Prepaid expenses and other current assets              11,620       19,802
                                                   ------------ ------------
    Total current assets                                244,448      262,982
Non-current portion of restricted cash                    2,425        2,177
Property and equipment, net                              37,386       34,584
Goodwill and Intangible assets, net                      11,656       13,207
Non-current portion of deferred cost of revenue           8,188        7,592
Other assets                                             43,707       44,396

                                                   ------------ ------------
        Total assets                               $    347,810 $    364,938
                                                   ============ ============

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $     57,679 $     53,128
  Accrued compensation                                   16,798       20,049
  Short-term debt                                         1,750            -
  Current portion of deferred tax liabilities            15,846       15,846
  Current portion of deferred revenue                    76,075       78,675
  Other current liabilities                              28,502       37,814
                                                   ------------ ------------
    Total current liabilities                           196,650      205,512
Short-term debt to be refinanced                         13,250            -
Non-current portion of deferred revenue                  44,872       45,422
Long-term income taxes payable                            9,393       10,114
Retirement benefit obligations                           11,474       12,931
Other non-current liabilities                             8,146        8,807
                                                   ------------ ------------
      Total liabilities                                 283,785      282,786

Stockholders' equity                                     64,025       82,152
                                                   ------------ ------------
        Total liabilities and stockholders' equity $    347,810 $    364,938
                                                   ============ ============

                    Silicon Graphics International Corp.
       RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                   (In thousands, except per share data)
                                (Unaudited)

                                             Three Months Ended
                                 ------------------------------------------
                                              December 26, 2014
                                    Net
                                  (Loss)/                Gross    Operating
                                  Income       EPS       Profit    Expenses
                                 ---------  ---------  ---------  ---------
GAAP                             $ (10,438) $   (0.30) $  36,809  $  46,813

  Share-based compensation   (1)     4,171       0.12        566     (3,605)
  Amortization and
   impairment of acquired
   intangibles               (1)     1,310       0.04        900       (410)
  Restructuring and
   severance                 (2)     3,792       0.11        701     (3,091)
  Other non-recurring items  (2)     1,268       0.03         10     (1,258)
                                 ---------  ---------  ---------  ---------
Non-GAAP                         $     103  $    0.00  $  38,986  $  38,449
                                 =========  =========  =========  =========

Gross Margin
  Gross margin on a GAAP
   basis                                                    26.6%
  Gross margin on a Non-GAAP
   basis                                                    28.2%

Weighted average shares used
 in computing:
  Basic net loss per share                     34,375
  Dilutive net income per
   share                                       35,134

                                             Three Months Ended
                                 ------------------------------------------
                                              December 27, 2013

                                    Net                  Gross    Operating
                                    Loss       EPS       Profit    Expenses
                                 ---------  ---------  ---------  ---------
GAAP                             $ (13,684) $   (0.40) $  33,483  $  48,375

  Share-based compensation   (1)     3,517       0.10        459     (3,058)
  Amortization of acquired
   intangibles               (1)     1,051       0.03        442       (609)
  Restructuring and
   severance                 (2)     1,921       0.06      1,171       (750)
  Other non-recurring items  (2)     2,094       0.06        104     (1,990)
  Gain on investment         (2)    (1,717)     (0.05)         -          -
                                 ---------  ---------  ---------  ---------
Non-GAAP                         $  (6,818) $   (0.20) $  35,659  $  41,968
                                 =========  =========  =========  =========

Gross Margin
  Gross margin on a GAAP
   basis                                                    28.8%
  Gross margin on a Non-GAAP
   basis                                                    30.7%

Weighted average shares used
 in computing:
  Basic and dilutive net
   loss per share                              34,176

                                             Three Months Ended
                                 ------------------------------------------
                                             September 26, 2014

                                    Net                  Gross    Operating
                                    Loss       EPS       Profit    Expenses
                                 ---------  ---------  ---------  ---------
GAAP                             $ (10,333) $   (0.30) $  32,372  $  42,482

  Share-based compensation   (1)     3,499       0.10        466     (3,033)
  Amortization of acquired
   intangibles               (1)       215       0.01        144        (71)
  Restructuring and
   severance                 (2)     1,092       0.03        437       (655)
  Other non-recurring items  (2)       550       0.02          -       (550)
                                 ---------  ---------  ---------  ---------
Non-GAAP                         $  (4,977) $   (0.14) $  33,419  $  38,173
                                 =========  =========  =========  =========

Gross Margin
  Gross margin on a GAAP
   basis                                                    29.0%
  Gross margin on a Non-GAAP
   basis                                                    29.9%

Weighted average shares used
 in computing:
  Basic and dilutive net
   loss per share                              34,420

                    Silicon Graphics International Corp.
       RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                   (In thousands, except per share data)
                                (Unaudited)

                                              Six Months Ended
                                -------------------------------------------
                                             December 26, 2014
                                   Net                            Operating
                                  Loss       EPS    Gross Profit   Expenses
                                --------  --------  ------------  ---------
GAAP                            $(20,771) $  (0.60) $     69,181  $  89,295

  Share-based compensation   (1)   7,670      0.22         1,032     (6,638)
  Amortization and
   impairment of acquired
   intangibles               (1)   1,525      0.05         1,044       (481)
  Restructuring and
   severance                 (2)   4,884      0.14         1,138     (3,746)
  Other non-recurring items  (2)   1,818      0.05            10     (1,808)
                                --------  --------  ------------  ---------
Non-GAAP                        $ (4,874) $  (0.14) $     72,405  $  76,622
                                ========  ========  ============  =========

Gross Margin
  Gross margin on a GAAP
   basis                                                    27.7%
  Gross margin on a Non-GAAP
   basis                                                    29.0%

Weighted average shares used
 in computing:
  Basic and dilutive net
   loss per share                           34,399

                                              Six Months Ended
                                -------------------------------------------
                                             December 27, 2013
                                   Net                            Operating
                                  Loss       EPS    Gross Profit   Expenses
                                --------  --------  ------------  ---------
GAAP                            $(20,507) $  (0.60) $     71,731  $  93,813

  Share-based compensation   (1)   6,493      0.19           901     (5,592)
  Amortization of acquired
   intangibles               (1)   1,886      0.05           697     (1,189)
  Restructuring and
   severance                 (2)   2,850      0.09         1,204     (1,646)
  Excess and obsolete
   inventory                 (2)   3,242      0.10         3,242          -
  Other non-recurring items  (2)   2,830      0.08           104     (2,726)
  Gain on investment         (2)  (1,717)    (0.05)            -          -
  Income tax abatement       (2)    (611)    (0.02)            -          -
                                --------  --------  ------------  ---------
Non-GAAP                        $ (5,534) $  (0.16) $     77,879  $  82,660
                                ========  ========  ============  =========

Gross Margin
  Gross margin on a GAAP
   basis                                                    27.2%
  Gross margin on a Non-GAAP
   basis                                                    29.5%

Weighted average shares used
 in computing:
  Basic and dilutive net
   loss per share                           34,136

NOTE: This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United
States (non-GAAP measures).  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(1)  Adjustments to exclude certain non-cash expenses such as share-based compensation and amortization and impairment of intangible assets.
(2)  Adjustments to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company  in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-recurring items.

    (a)  Restructuring Charges and severance - Restructuring charges consist primarily of severance expense, facility closure and relocation costs.
    (b)  Other non-recurring items include settlements, headquarters relocation costs, asset impairments, acquisition- related costs, and costs associated with contract manufacturing transition / termination.
    (c)   Excess and obsolete charges related to our strategic withdrawal from legacy cloud infrastructure and other products that are at the end of the product life cycle.

                    Silicon Graphics International Corp.
                           TRENDED FINANCIAL DATA
                               (In thousands)
                                (Unaudited)

                       Q1 FY14  Q2 FY14  Q3 FY14  Q4 FY14  Q1 FY15  Q2 FY15
                      -------- -------- -------- -------- -------- --------

Total Revenue
  Americas            $102,212 $ 62,648 $ 56,554 $ 56,122 $ 67,670 $ 87,615
  APJ                   24,266   24,383   52,508   35,182   26,418   33,671
  EMEA                  21,041   29,029   15,221   50,780   17,613   16,864
                      -------- -------- -------- -------- -------- --------
    Total revenue     $147,519 $116,060 $124,283 $142,084 $111,701 $138,150
                      ======== ======== ======== ======== ======== ========
Revenue
  Product             $108,820 $ 77,334 $ 85,927 $102,484 $ 75,002 $100,288
  Service               38,699   38,726   38,356   39,600   36,699   37,862
                      -------- -------- -------- -------- -------- --------
    Total revenue     $147,519 $116,060 $124,283 $142,084 $111,701 $138,150
                      ======== ======== ======== ======== ======== ========
Cost of revenue
  Product             $ 88,692 $ 61,343 $ 70,759 $ 84,991 $ 58,893 $ 78,741
  Service               20,579   21,234   22,454   21,487   20,436   22,600
                      -------- -------- -------- -------- -------- --------
    Total cost of
     revenue          $109,271 $ 82,577 $ 93,213 $106,478 $ 79,329 $101,341
                      ======== ======== ======== ======== ======== ========
Gross margin by
 Product and Service
  Product Gross
   Margin                 18.5%    20.7%    17.7%    17.1%    21.5%    21.5%
  Service Gross
   Margin                 46.8%    45.2%    41.5%    45.7%    44.3%    40.3%
    Total gross
     margin               25.9%    28.8%    25.0%    25.1%    29.0%    26.6%
                      -------- -------- -------- -------- -------- --------

                    Silicon Graphics International Corp.
                             CORE REVENUE TREND
                               (In thousands)
                                 (Unaudited)

                        Q1 FY14  Q2 FY14  Q3 FY14  Q4 FY14  Q1 FY15  Q2 FY15
                       -------- -------- -------- -------- -------- --------

Core Revenue
  Federal (*)          $ 76,374 $ 44,402 $ 45,013 $ 37,077 $ 60,674 $ 72,286
  International /
   Commercial (**)       55,259   62,482   77,215  103,470   49,841   65,191
                       -------- -------- -------- -------- -------- --------

    Total Core Revenue  131,633  106,884  122,228  140,547  110,515  137,477
                       -------- -------- -------- -------- -------- --------

Legacy Cloud             15,886    9,176    2,055    1,537    1,186      673
                       -------- -------- -------- -------- -------- --------

      Total Revenue    $147,519 $116,060 $124,283 $142,084 $111,701 $138,150
                       ======== ======== ======== ======== ======== ========

(*) Core Federal revenue includes U.S. government customers, system integrators, and higher education and research institutions
(**) Core International / Commercial revenue excludes revenue related to legacy cloud infrastructure

Contact Information:

SGI Investor Relations

Ben Liao
(669) 900-8090
bliao@sgi.com
Annie Leschin
(415) 775-1788
annie@streetsmartir.com